Exhibit 11

                   Sutherland Asbill & Brennan LLP letterhead

                                  May 20, 2005

Travelers Series Trust
One Cityplace
Hartford, Connecticut 06103

Ladies and Gentlemen:

     We have acted as counsel to Travelers Series Trust, a Massachusetts business trust (the "Trust"), in connection with an Agreement and Plan of Reorganization (the "Agreement") among the Trust, on behalf of its investment portfolios Stragegic Equity Portfolio, AIM Capital Appreciation Portfolio, Van Kampen Enterprise Portfolio, MFS Total Return Portfolio, Salomon Brothers Strategic Total Return Bond Portfolio, Travelers Managed Income Portfolio, and Pioneer Strategic Income Portfolio (collectively, the "Acquiring Portfolios"), the Travelers Series Fund Inc. (the "Fund"), on behalf of its investment portfolios of the same names as the Acquiring Funds, and, for limited purposes, MetLife, Inc. and Smith Barney Fund Management LLC. The Agreement provides for the proposed acquisition by each Acquiring Portfolio of all or substantially all of the assets and all of the liabilities of the corresponding investment portfolio of the Fund in exchange for shares of beneficial interest of the Acquiring Portfolio (without par value) (the "Shares").

     In rendering the opinion hereinafter set forth, we have examined the registration statement on Form N-14 (the "Registration Statement") registering the Shares, the form of Agreement included as Appendix A to the Prospectus/Proxy Statement in such Registration Statement, the Agreement and Declaration of Trust and By-Laws of the Trust, and upon such other records, documents, statutes and authorities as we have deemed to be appropriate under the circumstances. We have assumed: (1) the genuineness of all signatures, (2) the legal capacity of all natural persons, (3) the authenticity of all documents submitted to us as originals, and (4) the conformity to original documents of all documents submitted to us as conformed or reproduced copies and the authenticity of the originals of such copied documents.

     Where factual matters material to this opinion were not independently established, we have relied upon statements or certificates of current executive officers and responsible employees and agents of the Trust and others. Except as otherwise stated herein, we have undertaken no independent investigation or verification of factual matters.

     Based on the foregoing, we are of the opinion that the Shares of the Acquiring Portfolios to be issued as contemplated in the Agreement have been duly authorized and, when issued in accordance with the Agreement and subject to the receipt by the Company of consideration equal

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Travelers Series Trust
May 20,2005
Page 2

to the net asset value thereof and the filing by the Company of any forms, reports or other submissions required to be made under state or federal law between the date hereof and the date of issuance of the Shares, will be validly issued, fully paid and nonassessable shares of the Acquiring Portfolios.

     The opinions set forth above are limited solely to: (1) the laws of the Commonwealth of Massachusetts, and (2) the applicable federal securities laws of the United States of America, and we express no opinion as to the applicability or effect of the laws of any other jurisdiction. We note that we are not members of the bar of the Commonwealth of Massachusetts. The opinions set forth above, insofar as they relate to matters of Massachusetts law, are based on our review of such law as it relates to voluntary associations with transferable shares of beneficial interest commonly referred to as Massachusetts business trusts, and related regulations.

     We hereby consent to the reference to us in the registration statement on Form N-14 (the "Registration Statement") registering the Shares and the filing of this opinion as an exhibit to the Registration Statement. This opinion is solely for the benefit of the Trust and may not be relied upon by any other person, firm or corporation for any purpose without our prior written consent.

                                        Sincerely,

                                        /s/ Steve Roth
                                        SUTHERLAND ASBILL & BRENNAN LLP